UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2013

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

5.02(e)

Previously, Thor Industries, Inc. (the “Company”) disclosed a grant of 10,000 shares of restricted stock of the Company to Robert W. Martin in connection with his promotion to Chief Executive Officer, effective August 1, 2013, and pursuant to the Thor Industries, Inc. 2010 Equity and Incentive Plan (the “2010 Plan”). This award will be settled in restricted stock units and not restricted stock. The restricted stock units are scheduled to vest as follows (subject to the terms of the applicable award agreement and the 2010 Plan): 3,334 units on October 1, 2014, 3,333 units on October 1, 2015, and 3,333 units on October 1, 2016. Mr. Martin’s annual base salary, cash performance-based incentive award, and performance-based incentive award will remain the same and were disclosed in the Company’s Current Report on Form 8-K filed on July 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: August 1, 2013	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary